UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 03, 2022

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	0-21835	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Awards to Executive Officers

On January 3, 2022, the Compensation Committee of the Company’s Board of Directors awarded RSUs to the Company’s executive officers and other key employees in accordance with the Company’s Long-Term Incentive (LTI) program. The performance metrics and weighting percentages for the awards under the LTI were revised for 2022. For the annual Short-Term Incentive (STI), the metrics (and corresponding weight) for Helios corporate employees are: Helios Revenue (30%); Helios Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) (40%); Helios Adjusted Free Cash Flow (20%) and Personal Goal (10%). For subsidiary executives the metrics are: Segment Revenue (20%); Segment Adjusted EBITDA (40%); Segment Adjusted Free Cash Flow (30%); and Personal Goal (10%). Each executive will have a target bonus opportunity that will be set individually as a percentage of the executive’s base salary. For the Long-Term Incentive (LTI), the metrics (and corresponding weight) for Helios executives are: Helios Adjusted EBITDA Margin (50%) and Helios Adjusted Earnings Per Share (50%). The LTI metrics for subsidiary executives are: Segment Adjusted EBITDA Margin (50%) and Segment Adjusted Earnings Per Share (50%). For 2022, provided that the minimum threshold performance is met with respect to each performance metric, payout for that performance metric may be up to 200% of the (i) target bonus allocated to that metric for STI, and (ii) number of performance based RSUs allocated to that metric for LTI. RSUs were issued to the executive officers listed below:

Officer	Title	Number of RSUs (Time Based)	Number of RSUs (Performance Based)
Josef Matosevic	President, Chief Executive Officer	16,157	16,158
Tricia L. Fulton	Chief Financial Officer	3,503	3,503
Jason Morgan	President - CVT	1,460	1,460
Matteo Arduini	President – QRC	1,303	1,303

Departure and Appointment of Certain Officers

On January 3, 2022, Melanie Nealis, the Company’s Chief Legal & Compliance Officer & Secretary informed the Company of her intent to resign, effective March 1, 2022, to pursue another opportunity. The Company has further announced that Marc Greenberg, presently the Company’s Associate General Counsel, will be promoted with immediate effect to the position of General Counsel and Secretary. In connection with her resignation and in order to effectuate a smooth transition of Ms. Nealis’s duties, the Company and Ms. Nealis anticipate entering into an agreement under which Ms. Nealis will agree to provide certain consulting and transition services to the Company during a transition period. The Company also agreed to accelerate the timing of the payment of Ms. Nealis’s 2021 earned bonus in exchange for a customary release.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	January 4, 2022	By:	/s/ Tricia L. Fulton
Tricia L. Fulton Chief Financial Officer (Principal Financial and Accounting Officer)